UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  February 26, 2015

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
Aegion Corporation (the “Registrant”) is filing this amendment to the Current Report on Form 8-K filed by the Registrant on February 26, 2015 (the “Form 8-K”) to update the investor slide presentation (the “Slides”) furnished as Exhibit 99.1 with the Form 8-K. After the filing of the Slides on February 26, 2015 and in connection with the finalization of the Company’s financial results for the quarter and year ended December 31, 2014, certain adjustments were made that impacted the information provided in the Slides. Specifically, the figures relating to consolidated cash flow from operating activities and net working capital on page 12 of the Slides have been adjusted. Further the source/(uses) of cash bridge and figures relating to free cash flow on page 14 of the Slides have been adjusted. Accordingly, the Registrant is furnishing herewith a corrected copy of the investor slide presentation dated February 26, 2015.

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description
99.1	Corrected Investor Slide Presentation dated February 26, 2015, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, General Counsel and Chief Administrative Officer

Date: March 4, 2015

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description

99.1	Corrected Investor Slide Presentation dated February 26, 2015, filed herewith.